UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): December 19, 2005

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

           Delaware                  1-1200                     13-3696015
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry Into a Material Definitive Agreement

On December 19, 2005, Euroweb International Corp. (the "Company") entered into a Share Purchase Agreement (the "Agreement") with Invitel Tavkozlesi Szolgaltato Rt., a Hungarian joint stock company ("Invitel"). Pursuant to the Agreement, the Company has agreed to sell and, Invitel has agreed to purchase, 100% of the Company's interest in the Company's two Internet and telecom related operating subsidiaries, Euroweb Hungary Rt. and Euroweb Romania S.A (the "Subsidiaries"). The purchase price to be paid to the Company is USD $30,000,000 in cash of which USD $29,400,000 is payable at closing and the remaining $600,000 is payable upon delivery of a certificate prepared by an independent auditor identifying the net indebtedness of the Subsidiaries, which are required to be debt free. The purchase price is to be reduced by the amount of any debt held in the Subsidiaries. The closing of the sale of the Subsidiaries, of which we cannot provide any guarantee, is expected to occur within seven business days of receipt of approval of the competition office in Hungary and approval of the shareholders of the Company provided that such date is no later than June 30, 2006. The Company is required to take all required action to convene a meeting to vote on and approve the Agreement. If the Company fails to have the Agreement approved at a shareholders meeting within three months, the Company will be obligated to reimburse Invitel for its expenses associated with the acquisition of the Subsidiaries not to exceed EUR 400,000. No material relationship exists between Invitel and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

The Subsidiaries provided communications solutions using Internet technologies to businesses located in Hungary and Romania.

Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

          Exhibit No.   Description

          10.1          Share   Purchase   Agreement  by  and  between   Euroweb
                        International  Corp. and Invitel Tavkozlesi  Szolgaltato
                        Rt.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               EUROWEB INTERNATIONAL CORPORATION

                                               By: /s/ CSABA TORO
                                                --------------------------------
                                               Name:  Csaba Toro
                                               Title: Chief Executive Officer

Date:       December 20, 2005
            Budapest, Hungary